Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics Inc. Caitlin Stefanik (518) 795-1418 cstefanik@angiodynamics.com	FTI Consulting Jim Polson (312) 553-6730 Jim.Polson@fticonsulting.com, Kotaro Yoshida (212) 850-5690 Kotaro.Yoshida@fticonsulting.com	FTI Consulting Kimberly Ha (212) 850-5612 kimberly.ha@fticonsulting.com

AngioDynamics Reports Fiscal 2018 First Quarter Results

•	Q1 net sales of $85.4 million, down 3% year-over-year
•	Q1 GAAP earnings per share of $0.00; adjusted EPS of $0.12
•	Q1 operating cash generation of $3.0 million; free cash flow generation of $2.5 million
•	Company reaffirms fiscal 2018 guidance

ALBANY, N.Y., September 28, 2017 (GLOBE NEWSWIRE) – AngioDynamics (NASDAQ:ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported first quarter financial results for the 2018 fiscal year ended August 31, 2017.

“The first quarter of fiscal 2018 reflects early results of our commitment to improving our core operational efficiency and strengthening our business,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. “Sales for our Oncology/Surgery business saw an 11 percent increase over last year, primarily driven by Solero, which received FDA clearance during the fiscal 2017 fourth quarter. In addition, we saw strong sales from other areas of our business, including Fluid Management, Thrombus Management, the BioFlo family of products and NanoKnife disposables. We remain committed to our strategic plan and will continue to invest in the right areas to drive sustainable, long-term growth.”

First Quarter 2018 Financial Results
Net sales for the fiscal first quarter were $85.4 million, down 3 percent compared to $88.1 million a year ago. Currency did not have an impact in the quarter.

Of the decline, $1.6 million is related to the Core/Angiographic Catheter business. During the same period of the 2017 fiscal year, we saw a $4.0 million increase in sales as a result of the inventory build by our customers related to a previously disclosed competitor product recall.

Peripheral Vascular net sales in the first quarter were $49.9 million, down from $52.0 million in the fiscal year 2017 first quarter as a result of declines in the Venous and Core businesses, offset by growth in Fluid Management and Thrombus Management. Vascular Access net sales were $23.2 million in the first quarter, down from $25.0 million a year ago as a result of declines of

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non-BioFlo products, offset by growth in the BioFlo family of products. First quarter Oncology/Surgery net sales were $12.3 million, up from $11.1 million in the fiscal year 2017 first quarter, primarily due to sales related to the recently launched Solero Microwave Tissue Ablation System.

Overall U.S. net sales in the first quarter were $68.9 million, down from $72.2 million a year ago due to declines in Venous and Core businesses, offset by growth in the Oncology portfolio. Overall International net sales in the first quarter were $16.5 million, up from $15.9 million a year ago due to increased sales across the Oncology/Surgery business.

The Company recorded a net loss of less than one hundred thousand dollars, or $0.00 on a per share basis in the first quarter of fiscal 2018. The Company recorded net income of $1.3 million, or $0.04 on a per share basis, in the first quarter of fiscal 2017.

Gross margins for the first quarter of 2018 were 48.3 percent, compared to 51.1 percent a year ago. The decline in gross margin is primarily driven by a recall and voluntary market withdrawal of the Acculis Microwave Tissue Ablation System which was initiated in the fourth quarter of fiscal 2017.

Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income for the first quarter of fiscal 2018 was $4.6 million, or $0.12 per share, compared to an adjusted net income of $6.4 million, or $0.17 per share, in the first quarter of fiscal 2017. Adjusted EBITDAS in the first quarter of fiscal 2018, excluding the items shown in the attached reconciliation table, was $10.6 million compared to $14.2 million in the first quarter of fiscal 2017.

In the first quarter of fiscal 2018, the Company generated $3.0 million in operating cash flow and $2.5 million in free cash flow. As of August 31, 2017, cash and cash equivalents were $48.2 million and debt was $96.3 million.

“There were a couple of factors that impacted our financial results during the first quarter when compared to prior year, including decisions we made to address the recall and voluntary market withdrawal of Acculis and the inventory build in our Core/Angiographic Catheter business,” said Michael C. Greiner, Executive Vice President and Chief Financial Officer of AngioDynamics, adding that. “Our results for the first quarter were in-line with our expectations and given the strength of our overall execution we are reaffirming our fiscal 2018 guidance to reflect that confidence.”

Fiscal Year 2018 Financial Guidance
The Company reaffirmed its FY2018 financial guidance of a net sales range of $352 to $359 million, adjusted earnings per share (EPS) of $0.64 to $0.68 and free cash flow of greater than $35 million.

Conference Call
AngioDynamics will host a conference call and webcast today at 8:00am ET to discuss its first quarter results and answer questions. To participate in the live call by telephone, please call 800-263-8506 and reference the Conference ID: 9276207. In addition, a live webcast and archived

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replay of the call will be available at investors.angiodynamics.com/events. To access the live webcast, please go to the website 15-minutes prior to its start to register, download and install the necessary software.

Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted EBITDAS; adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.
About AngioDynamics
AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories drainage products, thrombolytic products and venous products. More information is available at AngioDynamics.com.
Trademarks
AngioDynamics, the AngioDynamics logo, and Solero are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing

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and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.
In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

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ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended
	August 31,	August 31,
	2017	2016
	(unaudited)

Net sales	$ 85,411	$ 88,098
Cost of sales (exclusive of intangible amortization)	44,182	43,066
Gross profit	41,229	45,032
% of net sales	48.3%	51.1%

Operating expenses
Research and development	6,441	6,709
Sales and marketing	19,402	19,455
General and administrative	8,056	8,201
Amortization of intangibles	4,096	4,235
Change in fair value of contingent consideration	105	443
Acquisition, restructuring and other items, net	2,989	2,417
Total operating expenses	41,089	41,460
Operating income	140	3,572
Other (expense), net	(156)	(669)
Income (loss) before income taxes	(16)	2,903
Income tax expense	19	1,603
Net income (loss)	$ (35)	$ 1,300

Earnings (loss) per share
Basic	$ (0.00)	$ 0.04
Diluted	$ (0.00)	$ 0.04

Weighted average shares outstanding
Basic	36,919	36,319
Diluted	36,919	36,698

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended
	August 31,	August 31,
	2017	2016
	(unaudited)

Gross profit	$ 41,229	$ 45,032

Inventory charge included in cost of sales	-	(1)
Adjusted gross profit	$ 41,229	$ 45,031
Adjusted gross profit % of sales	48.3%	51.1%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended
	August 31,	August 31,
	2017	2016
	(unaudited)

Net income (loss)	$ (35)	$ 1,300

Inventory charge included in cost of sales	-	(1)
Amortization of intangibles	4,096	4,235
Change in fair value of contingent consideration	105	443
Acquisition, restructuring and other items, net (1)	2,989	2,417
Tax effect of non-GAAP items (2)	(2,564)	(1,996)
Adjusted net income	$ 4,591	$ 6,398

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended
	August 31,	August 31,
	2017	2016
	(unaudited)

Diluted earnings (loss) per share	$ (0.00)	$ 0.04

Amortization of intangibles	0.11	0.11
Change in fair value of contingent consideration	0.00	0.01
Acquisition, restructuring and other items, net (1)	0.08	0.06
Tax effect of non-GAAP items (2)	(0.07)	(0.05)
Adjusted diluted earnings per share	$ 0.12	$ 0.17

Adjusted diluted sharecount	37,230	36,698

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.

(2)  Represents the net tax effect of non-GAAP adjustments.  Based on our historical non-GAAP earnings, our tax effect of non-GAAP items has been calculated assuming no valuation allowance on our deferred tax assets and an effective tax rate of 36%.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended
	August 31,	August 31,
	2017	2016
	(unaudited)

Net income (loss)	$ (35)	$ 1,300

Income tax expense	19	1,603
Interest expense	759	723
Depreciation and amortization	5,716	6,042
Stock-based compensation	1,797	1,684
EBITDAS	$ 8,256	$ 11,352

Inventory charge included in cost of sales	-	(1)
Change in fair value of contingent consideration	105	443
Acquisition, restructuring and other items, net (1,2)	2,881	2,417
Other expense, net	(603)	(54)
Adjusted EBITDAS	$ 10,639	$ 14,157

Per diluted share:
EBITDAS	$ 0.22	$ 0.31
Adjusted EBITDAS	$ 0.29	$ 0.39

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended
				Currency	Constant
	August 31,	August 31,	%	Impact	Currency
	2017	2016	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$ 49,865	$ 52,029	-4%
Vascular Access	23,238	25,005	-7%
Oncology/Surgery	12,308	11,064	11%
Total	$ 85,411	$ 88,098	-3%	0%	-3%

Net Sales by Geography
United States	$ 68,931	$ 72,208	-5%	0%	-5%
International	$ 16,480	$ 15,890	4%	0%	4%
Total	$ 85,411	$ 88,098	-3%	0%	-3%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	August 31,	May 31,
	2017	2017
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$ 48,200	$ 47,544
Marketable securities	1,215	1,215
Total cash and investments	49,415	48,759

Accounts receivable, net	41,283	44,523
Inventories	55,425	54,506
Prepaid income taxes	312	336
Prepaid expenses and other	4,287	5,790
Total current assets	150,722	153,914

Property, plant and equipment, net	44,353	45,234
Other non-current assets	2,431	1,886
Intangible assets, net	141,583	145,675
Goodwill	361,252	361,252
Total Assets	$ 700,341	$ 707,961

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$ 17,421	$ 18,087
Accrued liabilities	32,264	38,804
Current portion of long-term debt	5,000	5,000
Current portion of contingent consideration	9,638	9,625
Total current liabilities	64,323	71,516
Long-term debt, net of current portion	90,147	91,320
Deferred income taxes, long-term	26,030	26,112
Contingent consideration, net of current portion	1,128	3,136
Other long-term liabilities	829	850
Total Liabilities	182,457	192,934

Stockholders’ equity	517,884	515,027
Total Liabilities and Stockholders’ Equity	$ 700,341	$ 707,961

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended
	August 31,	August 31,
	2017	2016
	(unaudited)

Cash flows from operating activities:
Net income (loss)	$ (35)	$ 1,300
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,793	6,153
Stock-based compensation	1,797	1,684
Change in fair value of contingent consideration	105	443
Deferred income taxes	(82)	1,565
Change in accounts receivable allowance	278	(197)
Write-off of other assets	-	45
Other	(567)	18
Changes in operating assets and liabilities, net of acquisitions:
Receivables	3,103	2,822
Inventories	(781)	(3,049)
Prepaid and other assets	620	(869)
Accounts payable and accrued liabilities	(7,195)	(2,475)
Net cash provided by operating activities	3,036	7,440

Cash flows from investing activities:
Additions to property, plant and equipment	(501)	(481)
Net cash used in investing activities	(501)	(481)

Cash flows from financing activities:
Repayment of long-term debt	(1,250)	(2,500)
Payment of contingent consideration	(2,100)	(2,100)
Proceeds from exercise of stock options and ESPP	812	2,803
Net cash provided by (used in) financing activities	(2,538)	(1,797)

Effect of exchange rate changes on cash	659	(84)
Increase in cash and cash equivalents	656	5,078

Cash and cash equivalents
Beginning of period	47,544	32,333
End of period	$ 48,200	$ 37,411

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three months ended
	August 31,	August 31,
	2017	2016
	(unaudited)

Net cash provided by operating activities	$ 3,036	$ 7,440
Additions to property, plant and equipment	(501)	(481)
Free Cash Flow	$ 2,535	$ 6,959